Exhibit 10.1

FIRST AMENDMENT TO THE

PROFIT PARTICIPATION PLAN OF

MOODY’S CORPORATION

In order to comply with the requirement in the favorable Internal Revenue Service determination letter dated January 29, 2015, the Profit Participation Plan of Moody’s Corporation (as amended and restated as of January 1, 2014) is hereby amended as follows, effective as of January 1, 2007 except where otherwise noted (certain other amendments required by the determination letter were incorporated into the January 1, 2014 amendment and restatement of the Plan):

1.	The following language is added to the end of Section 6.5, effective as of January 1, 2008:

In addition, notwithstanding any other provision of the Plan to the contrary, the ESOP Fund shall be administered in accordance with the requirements of Section 401(a)(35) of the Code (including, without limitation, that any Member with at least three years of Vesting Service (or a Beneficiary thereof) shall have the right to divest from the ESOP Fund into one or more Funds satisfying the requirements of Section 401(a)(35)(D) of the Code and that the Plan include at least three Funds satisfying the requirements of Section 401(a)(35)(D) of the Code).

2.	All references in the Plan to “Company Stock”, “Moody’s Corporation Common Stock” and “Common Stock” refer to the common stock of Moody’s corporation, which is readily tradable on an established securities market.